Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2018

FINANCIAL AND OPERATIONAL RESULTS

Fourth-quarter 2018 highlights

•

Delivered reported production of 482,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 421,000 BOE per day, in-line with guidance;

•	Achieved U.S. production of 283,000 BOE per day; Permian oil production was 99,000 barrels per day, exceeding guidance;

•	Posted international reported production of 199,000 BOE per day; adjusted production of 138,000 BOE per day driven by North Sea which achieved its highest quarterly production rate in two years; and

•	Reported $1 billion in net cash from operating activities and adjusted EBITDAX of $1.1 billion.

Full-year 2018 highlights

•	Delivered reported production of 466,000 BOE per day; adjusted production was 395,000 BOE per day, which was in-line with guidance and represented a 13 percent increase over 2017;

•	Achieved U.S. production of 261,000 BOE per day and Permian oil production of 91,000 barrels per day, an increase of 27 percent and 18 percent respectively;

•	Created Altus Midstream Company to fund ongoing planned midstream investments at Alpine High while also retaining a majority stake and operational control;

•	Reported $3.8 billion in net cash from operating activities; adjusted EBITDAX of $4.9 billion, which represented a 30 percent increase over 2017;

•	Reduced total debt for the fourth consecutive year; and

•

Returned nearly $1 billion, or 25 percent of net cash from operating activities, during the year to investors through buybacks, debt reduction and the company’s 54th consecutive year of dividend payments.

2019 outlook

•	Established 2019 upstream capital budget of $2.4 billion, a decrease of 22 percent from 2018;

•	Updating annual adjusted production guidance to 425,000 to 440,000 BOE per day, from a previous range of 410,000 to 440,000 BOE per day; and

•

Reiterating fourth-quarter 2019 exit rate guidance of 6 to 10 percent production growth worldwide, 12 to 16 percent in the United States (U.S.), and 5 percent for Permian oil from fourth-quarter 2018 levels.

HOUSTON, Feb. 27, 2019 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the fourth-quarter and full-year 2018.

Apache reported a loss of $381 million or $1.00 per diluted common share during the fourth-quarter 2018. When adjusted for certain items that impact the comparability of results, including primarily the impact of asset impairments in the North Sea, Gulf of Mexico, Anadarko Basin, and Egypt, Apache’s fourth-quarter income totaled $119 million, or $0.31 per share. Net cash provided by operating activities in the fourth quarter was $1 billion, and adjusted EBITDAX was $1.1 billion.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2018

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 2 of 7

For the full-year 2018, Apache reported income of $40 million, or $0.11 per diluted common share. On an adjusted basis, Apache’s 2018 earnings totaled $679 million, or $1.77 per share. Net cash provided by operating activities was $3.8 billion, and adjusted EBITDAX was $4.9 billion in 2018.

John J. Christmann IV, Apache’s chief executive officer and president, said, “2018 was a year of strong returns, robust growth and excellent financial performance. Total adjusted production increased 13 percent, and we significantly exceeded our corporate cash return on invested capital (CROIC) target of 18 percent.

“In the Permian, strong execution and well performance drove an 18 percent increase in oil production, and we achieved an important strategic goal with the formation of Altus Midstream Company, which will fund the growing infrastructure needs of Alpine High. On the international front, we increased production in the North Sea to its highest level in two years, and we laid a foundation for long-term potential production growth with the addition of significant acreage and progress on our extensive 3D-seismic program in Egypt.”

2019 capital budget and production outlook

In 2019, the company plans to invest $2.4 billion in upstream oil and gas capital, a reduction of 22 percent from 2018 levels. Growth will be driven by investment in the U.S., which will receive approximately 75 percent of total upstream investment. Internationally, Apache will continue to invest at a level to sustain long-term free cash flow in Egypt and the North Sea.

Even with a significant reduction in upstream capital investment, production is expected to grow at an attractive rate both year over year and exit to exit. As disclosed in a Feb. 7 press release, the company projects total adjusted production growth rates of 6 to 10 percent from fourth-quarter 2018 to fourth-quarter 2019, with 12 to 16 percent in the U.S., and 5 percent for Permian oil. The company is raising the lower end of the range for its annual guidance to 425,000 to 440,000 BOE per day from a previous range of 410,000 to 440,000 BOE per day following strong fourth-quarter momentum. Internationally, Apache expects production to decline 2 to 4 percent over the same time period.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2018

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 3 of 7

“Our projected 2019 exit rates underscore Apache’s ability to deliver attractive and sustainable growth on a reduced activity set. This is made possible by our diverse, high-quality portfolio, relatively low base production decline rate in the mid 20 percent range, and excellent execution by our regions.

“Looking forward through 2021, we expect to spend between $2.5 to $2.8 billion per year, assuming $50 to $55 WTI. This investment level will deliver continued, attractive growth while enabling Apache to achieve cash-flow neutrality. We intend to return to investors at least 50 percent of cash flow in excess of plan, inclusive of asset sale proceeds, before increasing planned activity levels. This disciplined approach is capable of delivering long-term returns and growth and is supported by a deep inventory of development locations and exciting exploration opportunities in the U.S. and internationally,” Christmann said.

Fourth-quarter operational summary

During the fourth quarter, Apache operated an average of 31 rigs and drilled and completed 98 gross-operated wells worldwide. Highlights from Apache’s principal areas include:

•	United States – Apache operated an average of 18 rigs, drilled and completed 70 gross-operated wells and reported production of 283,000 BOE per day, an increase of 28 percent over fourth-quarter 2017.

Permian Basin production averaged 236,000 BOE per day, including oil production of 99,000 barrels of oil per day. Apache operated an average of 16 rigs and drilled and completed 66 gross-operated wells in the Permian during the quarter.

•

In the Midland Basin, Apache averaged five rigs and placed 26 wells on production, all on multi-well pads. Oil growth in the basin was driven by strong well performance and reductions in completion times.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2018

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 4 of 7

•

At Alpine High, Apache averaged seven rigs and placed 26 wells on-line. Production exited the year at a rate of approximately 70,000 BOE per day and averaged 58,000 BOE per day for the quarter. Production volumes were impacted during the quarter by several items, including an unplanned field-wide shut-in, deferrals in the well completions schedule, and the timing of new facility commissioning. These items resulted in a slight delay in the production volume ramp, but production was back on track by the end of the quarter.

•

In other areas of the Delaware Basin, Apache averaged four rigs and placed nine wells on production, including a four-well pad in the Palmillo area of Eddy County, New Mexico, which generated strong production rates and high oil cuts.

•	International – Apache operated an average of 13 rigs, drilled and completed 28 gross-operated wells and reported production of 199,000 BOE per day.

•

Egypt – Apache averaged 10 rigs, drilled and completed 24 gross-operated wells and reported production of 136,000 BOE per day. The company drilled several strong oil wells in the Berenice and Menes fields during the quarter and made further progress on its extensive seismic acquisition program. Apache has now acquired 1.25 million acres of the planned survey area, which thus far has generated a substantial number of attractive new targets.

•

North Sea – The company averaged three rigs and drilled and completed four gross operated wells during the quarter. Production was 63,000 BOE per day, the highest quarterly production average in two years and a 25 percent increase from the third-quarter 2018. The production strength was the result of the startup of the Garten development in late November, a full three months of production from the fourth development well at Callater, and turnaround activity completion in the third quarter.

•

In Suriname, the company has completed a substantial geologic and geophysical evaluation of Block 58 and has identified numerous, large, drill-ready prospects across multiple different play concepts. Apache has contracted a drillship and anticipates spudding its first well on the block around mid-year.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2018

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 5 of 7

Year-end 2018 proved reserves

Worldwide estimated proved reserves totaled 1.23 billion BOE at year-end 2018, up from 1.17 billion BOE at year-end 2017. The company replaced 135 percent of 2018 production through extensions and discoveries, net of commodity price and engineering revisions. Proved undeveloped reserves represented 12 percent of total proved reserves at year-end, compared to 13 percent at year-end 2017.

Changes in Apache’s reserves during the year were primarily driven by 303 MMBOE of proved reserves added through net extensions which was partially offset by production of 170 MMBOE and downward revisions of previous estimates of 73 MMBOE.

Conference call

Apache will host a conference call to discuss its fourth-quarter and full-year 2018 results at 10 a.m. Central time, Thursday, Feb. 28. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time Feb. 28. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 1793479. Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts/email-alerts-subscription.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play store.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2018

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 6 of 7

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” “projects,” “will,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2017 Form 10-K filed, and 2018 Form 10-K when filed, with the Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by Apache in this news release

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2018

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 7 of 7

speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Apache undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017 (and Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018, when filed) available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286 Gary Clark

Media: (713) 296-7276 Phil West

Website: www.apachecorp.com

Click here for the full release with quarterly financial statements and the Financial and Operational Supplement.

APA-F

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,322	$1,306	$5,846	$4,598
Natural gas revenues	244	233	919	959
Natural gas liquids revenues	137	101	583	330

	1,703	1,640	7,348	5,887
Derivative instrument gain (loss)	29	(66)	(17)	(135)
Gain (loss) on divestiture	13	11	23	627
Other	20	1	70	44

	1,765	1,586	7,424	6,423

OPERATING EXPENSES:
Lease operating expenses	352	325	1,439	1,384
Gathering, transmission and processing	88	44	348	195
Taxes other than income	53	34	215	151
Exploration	252	118	503	549
General and administrative	101	88	431	395
Transaction, reorganization and separation	8	2	28	16
Depreciation, depletion and amortization:
Oil and gas property and equipment	599	538	2,265	2,136
Other assets	35	35	140	144
Asset retirement obligation accretion	27	27	108	130
Impairments	501	—	511	8
Financing costs, net	93	97	478	397

	2,109	1,308	6,466	5,505

NET INCOME BEFORE INCOME TAXES	(344)	278	958	918
Current income tax provision	185	182	894	595
Deferred income tax provision (benefit)	(179)	(422)	(222)	(1,180)

INCOME INCLUDING NONCONTROLLING INTEREST	(350)	518	286	1,503
Net income attributable to noncontrolling interest - Egypt	30	62	245	199
Net income attributable to noncontrolling interest - ALTM	1	—	1	—

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$(381)	$456	$40	$1,304

NET INCOME PER COMMON SHARE:
Basic	$(1.00)	$1.20	$0.11	$3.42
Diluted	$(1.00)	$1.19	$0.11	$3.41
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	379	381	382	381
Diluted	379	383	384	383
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$1.00	$1.00

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q18 to	4Q18 to	December 31,	December 31,
	2018	2018	2017	3Q18	4Q17	2018	2017
OIL VOLUME - Barrels per day
Permian	98,560	90,434	85,448	9%	15%	91,132	77,590
MidContinent/Gulf Coast	9,697	10,067	9,564	-4%	1%	10,434	10,138
Gulf of Mexico	2,391	3,037	3,189	-21%	-25%	3,234	3,761

United States	110,648	103,538	98,201	7%	13%	104,800	91,489
Canada	—	—	—	—	—	—	6,643

North America	110,648	103,538	98,201	7%	13%	104,800	98,132

Egypt (1, 2)	86,103	97,129	96,633	-11%	-11%	93,656	97,242
North Sea	52,519	42,769	47,746	23%	10%	46,953	48,889

International (1)	138,622	139,898	144,379	-1%	-4%	140,609	146,131

Total (1)	249,270	243,436	242,580	2%	3%	245,409	244,263

NATURAL GAS VOLUME - Mcf per day
Permian	553,945	516,930	319,967	7%	73%	458,564	266,133
MidContinent/Gulf Coast	120,720	124,572	110,443	-3%	9%	125,488	116,079
Gulf of Mexico	7,477	10,280	10,664	-27%	-30%	9,202	12,154

United States	682,142	651,782	441,074	5%	55%	593,254	394,366
Canada	—	—	—	—	—	—	131,479

North America	682,142	651,782	441,074	5%	55%	593,254	525,845

Egypt (1, 2)	291,196	331,681	376,285	-12%	-23%	326,811	386,194
North Sea	55,955	41,455	53,597	35%	4%	45,466	45,521

International (1)	347,151	373,136	429,882	-7%	-19%	372,277	431,715

Total (1)	1,029,293	1,024,918	870,956	0%	18%	965,531	957,560

NGL VOLUME - Barrels per day
Permian	45,053	45,671	38,193	-1%	18%	43,368	35,858
MidContinent/Gulf Coast	13,676	14,311	11,973	-4%	14%	13,780	12,478
Gulf of Mexico	397	257	320	54%	24%	303	338

United States	59,126	60,239	50,486	-2%	17%	57,451	48,674
Canada	—	—	—	—	—	—	2,827

North America	59,126	60,239	50,486	-2%	17%	57,451	51,501

Egypt (1, 2)	877	753	517	16%	70%	923	816
North Sea	1,476	1,008	1,459	46%	1%	1,189	1,149

International (1)	2,353	1,761	1,976	34%	19%	2,112	1,965

Total	61,479	62,000	52,462	-1%	17%	59,563	53,466

BOE per day
Permian	235,936	222,259	176,969	6%	33%	210,926	157,804
MidContinent/Gulf Coast	43,493	45,140	39,943	-4%	9%	45,129	41,962
Gulf of Mexico	4,035	5,007	5,287	-19%	-24%	5,071	6,125

United States	283,464	272,406	222,199	4%	28%	261,126	205,891
Canada	—	—	—	—	—	—	31,383

North America	283,464	272,406	222,199	4%	28%	261,126	237,274

Egypt (1, 2)	135,513	153,163	159,864	-12%	-15%	149,048	162,424
North Sea	63,321	50,686	58,138	25%	9%	55,719	57,624

International (1)	198,834	203,849	218,002	-2%	-9%	204,767	220,048

Total (1)	482,298	476,255	440,201	1%	10%	465,893	457,322

Total excluding noncontrolling interests	437,030	425,156	387,184	3%	13%	416,150	403,130

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	28,756	32,385	32,131			31,240	32,461
Gas (Mcf/d)	97,317	110,777	124,285			109,169	128,756
NGL (b/d)	292	251	172			308	272

(2) Egypt Gross Production—BOE per day	334,992	337,738	333,911	-1%	0%	336,125	333,934

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q18 to	4Q18 to	December 31,	December 31,
	2018	2018	2017	3Q18	4Q17	2018	2017
OIL VOLUME - Barrels per day
Permian	98,560	90,434	85,448	9%	15%	91,132	77,481
MidContinent/Gulf Coast	9,697	10,067	9,564	-4%	1%	10,434	10,138
Gulf of Mexico	2,391	3,037	3,189	-21%	-25%	3,234	3,761

United States	110,648	103,538	98,201	7%	13%	104,800	91,380

Egypt	46,077	47,260	48,484	-3%	-5%	47,286	50,466
North Sea	52,519	42,769	47,746	23%	10%	46,953	48,889

International	98,596	90,029	96,230	10%	2%	94,239	99,355

Total	209,244	193,567	194,431	8%	8%	199,039	190,735

NATURAL GAS VOLUME - Mcf per day
Permian	553,945	516,930	319,967	7%	73%	458,564	265,642
MidContinent/Gulf Coast	120,720	124,572	110,443	-3%	9%	125,488	116,079
Gulf of Mexico	7,477	10,280	10,664	-27%	-30%	9,202	12,154

United States	682,142	651,782	441,074	5%	55%	593,254	393,875

Egypt	166,109	179,539	198,806	-7%	-16%	180,841	213,208
North Sea	55,955	41,455	53,597	35%	4%	45,466	45,521

International	222,064	220,994	252,403	0%	-12%	226,307	258,729

Total	904,206	872,776	693,477	4%	30%	819,561	652,604

NGL VOLUME - Barrels per day
Permian	45,053	45,671	38,193	-1%	18%	43,368	35,781
MidContinent/Gulf Coast	13,676	14,311	11,973	-4%	14%	13,780	12,478
Gulf of Mexico	397	257	320	54%	24%	303	338

United States	59,126	60,239	50,486	-2%	17%	57,451	48,597

Egypt	527	402	296	31%	78%	505	470
North Sea	1,476	1,008	1,459	46%	1%	1,189	1,149

International	2,003	1,410	1,755	42%	14%	1,694	1,619

Total	61,129	61,649	52,241	-1%	17%	59,145	50,216

BOE per day
Permian	235,936	222,259	176,969	6%	33%	210,926	157,536
MidContinent/Gulf Coast	43,493	45,140	39,943	-4%	9%	45,129	41,962
Gulf of Mexico	4,035	5,007	5,287	-19%	-24%	5,071	6,125

United States	283,464	272,406	222,199	4%	28%	261,126	205,623

Egypt	74,289	77,585	81,914	-4%	-9%	77,932	86,470
North Sea	63,321	50,686	58,138	25%	9%	55,719	57,624

International	137,610	128,271	140,052	7%	-2%	133,651	144,094

Total	421,074	400,677	362,251	5%	16%	394,777	349,717

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
AVERAGE OIL PRICE PER BARREL
Permian	$50.98	$60.07	$53.22	$58.57	$48.47
MidContinent/Gulf Coast	58.73	69.38	54.35	64.17	48.91
Gulf of Mexico	61.48	70.87	56.26	67.75	49.17
United States	51.85	61.20	53.40	59.36	48.40
Canada	—	—	—	—	45.25
North America	51.85	61.20	53.40	59.36	48.18
Egypt	64.27	74.92	61.91	70.09	53.57
North Sea	62.68	75.01	61.32	69.02	53.81
International	63.69	74.95	61.71	69.73	53.65
Total	58.37	69.12	58.36	65.30	51.46
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$1.71	$1.98	$2.52	$1.95	$2.53
MidContinent/Gulf Coast	3.32	2.45	2.73	2.65	2.89
Gulf of Mexico	3.70	2.87	3.07	3.27	3.05
United States	2.03	2.09	2.50	2.12	2.56
Canada	—	—	—	—	2.17
North America	2.03	2.09	2.50	2.12	2.46
Egypt	2.83	2.85	2.90	2.84	2.80
North Sea	7.91	7.78	6.18	7.33	5.54
International	3.65	3.40	3.31	3.39	3.09
Total	2.57	2.56	2.90	2.61	2.74
AVERAGE NGL PRICE PER BARREL
Permian	$24.29	$32.38	$21.02	$27.20	$16.96
MidContinent/Gulf Coast	22.17	25.89	16.89	23.32	13.68
Gulf of Mexico	24.47	34.48	24.27	29.82	19.85
United States	23.81	30.84	20.06	26.28	16.14
Canada	—	—	—	—	16.39
North America	23.81	30.84	20.06	26.28	16.15
Egypt	34.43	45.92	41.06	39.17	36.79
North Sea	42.94	54.73	48.33	45.84	36.22
International	39.77	50.96	46.42	42.93	36.46
Total	24.42	31.42	21.06	26.87	16.90

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET

	For the Quarter Ended December 31,		For the Year Ended Ended December 31,
	2018	2017	2018	2017
Derivative settlements - realized gain/(loss)	$29	$1	$(81)	$24
Amortization of call and put premium	(15)	(50)	(39)	(100)

Realized gain/(loss)	14	(49)	(120)	(76)
Unrealized mark-to-market gain/(loss)	15	(17)	103	(59)

	$29	$(66)	$(17)	$(135)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended December 31,		For the Year Ended Ended December 31,
	2018	2017	2018	2017
Unproved leasehold impairments	$138	$32	$214	$246
Dry hole expense	80	47	137	183
Geological and geophysical expense	14	23	55	47
Exploration overhead and other	20	16	97	73

	$252	$118	$503	$549

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended December 31,		For the Year Ended Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	1,043	668	3,777	2,428
Net cash used in investing activities	(1,104)	(793)	(3,944)	(1,416)
Net cash used in financing activities	182	(149)	(787)	(721)

SUMMARY BALANCE SHEET INFORMATION

	December 31,	December 31,
	2018	2017
Cash and cash equivalents	$714	$1,668
Other current assets	1,973	2,057
Property and equipment, net	18,421	17,759
Other assets	474	438

Total assets	$21,582	$21,922

Current debt	$150	$550
Current liabilities	2,051	2,014
Long-term debt	8,054	7,934
Deferred credits and other noncurrent liabilities	2,515	2,633
Apache shareholders’ equity	7,130	7,416
Noncontrolling interest - Egypt	1,275	1,375
Noncontrolling interest - ALTM	407	—

Total Liabilities and equity	$21,582	$21,922

Common shares outstanding at end of period	375	381

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net cash provided by operating activities	$1,043	$1,006	$668	$3,777	$2,428
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	34	39	39	152	120
Current income tax provision	185	262	182	894	595
Other adjustments to reconcile net income to net cash provided by operating activities	(29)	(14)	21	(125)	(145)
Changes in operating assets and liabilities	(191)	(32)	92	(245)	320
Financing costs, net (excluding loss on early extinguishment of debt)	93	98	97	384	396
Transaction, reorganization & separation costs	8	8	2	28	16

Adjusted EBITDAX (Non-GAAP)	$1,143	$1,367	$1,101	$4,865	$3,730

Reconciliation of income attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	December 31, 2018				December 31, 2017
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income including noncontrolling interest (GAAP)	$(344)	$(6)	$(350)	$(0.92)	$278	$240	$518	$1.35
Income attributable to noncontrolling interest	71	(40)	31	0.08	114	(52)	62	0.16

Net income attributable to common stock	(415)	34	(381)	(1.00)	164	292	456	1.19
Adjustments:*
Asset impairments	639	(143)	496	1.31	32	(11)	21	0.06
Noncontrolling interest & tax barrel impact on Egypt adj	13	(34)	(21)	(0.06)	—	—	—	—
Valuation allowance and other tax adjustments	—	42	42	0.10	—	(354)	(354)	(0.92)
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Modification of stock comp plans	—	—	—	—	—	—	—	—
Transaction, reorganization & separation costs	8	(3)	5	0.01	2	(1)	1	—
Gain on divestitures	(13)	4	(9)	(0.02)	(11)	2	(9)	(0.03)
Unrealized derivative instrument (gain)/loss	(15)	2	(13)	(0.03)	17	(6)	11	0.03

Adjusted earnings (Non-GAAP)	$217	$(98)	$119	$0.31	$204	$(78)	$126	$0.33

	For the Year Ended				For the Year Ended
	December 31, 2018				December 31, 2017
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income including noncontrolling interest (GAAP)	$958	$(672)	$286	$0.75	$918	$585	$1,503	$3.93
Income attributable to noncontrolling interest	464	(218)	246	0.64	365	(166)	199	0.52

Net income attributable to common stock	494	(454)	40	0.11	553	751	1,304	3.41
Adjustments:*
Asset impairments	725	(163)	562	1.47	254	(89)	165	0.43
Noncontrolling interest & tax barrel impact on Egypt adj	13	(34)	(21)	(0.05)	—	—	—	—
Valuation allowance and other tax adjustments	—	72	72	0.18	—	(994)	(994)	(2.60)
Loss on extinguishment of debt	94	(19)	75	0.19	1	—	1	—
Modification of stock comp plans	39	(9)	30	0.07	—	—	—	—
Transaction, reorganization & separation costs	28	(7)	21	0.06	16	(7)	9	0.03
Gain on divestitures	(23)	5	(18)	(0.05)	(627)	195	(432)	(1.13)
Unrealized derivative instrument (gain)/loss	(103)	21	(82)	(0.21)	59	(20)	39	0.10

Adjusted Earnings (Non-GAAP)	$1,267	$(588)	$679	$1.77	$256	$(164)	$92	$0.24

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Current debt	$150	$150	$400	$400	$550
Long-term debt	8,054	8,053	7,937	7,936	7,934

Total debt	8,204	8,203	8,337	8,336	8,484
Cash and cash equivalents	714	593	972	1,077	1,668

Net debt	$7,490	$7,610	$7,365	$7,259	$6,816

Reconciliation of Costs incurred and GTP capital investments to Oil and gas capital investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache’s expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended December 31,		For the Year Ended Ended December 31,
	2018	2017	2018	2017
Costs incurred in oil and gas property:
Acquisitions
Proved	$1	$4	$6	$7
Unproved	46	32	127	181
Exploration and development	860	718	3,321	2,698

	907	754	3,454	2,886
GTP and other capital investments:
GTP facilities	183	155	550	552
Equity method investment	91	—	91	—

Total Costs incurred and GTP capital investments	$1,181	$909	$4,095	$3,438

Reconciliation of Costs incurred and GTP to Oil and gas capital investment
Asset retirement obligations incurred and revisions - oil and gas property	$(13)	$36	$(31)	$(70)
Asset retirement obligations incurred and revisions - GTP facilities	—	(4)	(10)	(18)
Asset retirement obligations settled	12	13	51	45
Exploration expense other than dry hole expense and unproved leasehold impairments	(34)	(39)	(152)	(120)
Less noncontrolling interest	(49)	(53)	(200)	(186)

Oil and gas capital investment	$1,097	$862	$3,753	$3,089

Reconciliation of net cash provided by operating activities to cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net cash provided by operating activities	$1,043	$1,006	$668	$3,777	$2,428
Changes in operating assets and liabilities	(191)	(32)	92	(245)	320

Cash flows from operations before changes in operating assets and liabilities	$852	$974	$760	$3,532	$2,748

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2018

OIL (Mbbl)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2017	336,183	140,766	106,611	583,560
Extensions and Discoveries	61,976	22,473	15,682	100,131
Purchases	140	—	—	140
Revisions	(14,334)	(9,556)	10,613	(13,277)
Production	(38,252)	(34,185)	(17,137)	(89,574)
Sales	(47)	—	—	(47)

Balance - Dec 31, 2018	345,666	119,498	115,769	580,933

NGL’s (Mbbl)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2017	200,564	724	2,378	203,666
Extensions and Discoveries	60,990	144	1,444	62,578
Purchases	40	—	—	40
Revisions	(9,250)	31	(819)	(10,038)
Production	(20,969)	(337)	(434)	(21,740)
Sales	(5)	—	—	(5)

Balance - Dec 31, 2018	231,370	562	2,569	234,501

Oil & NGL’s

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2017	536,747	141,490	108,989	787,226
Extensions and Discoveries	122,966	22,617	17,126	162,709
Purchases	180	—	—	180
Revisions	(23,584)	(9,525)	9,794	(23,315)
Production	(59,221)	(34,522)	(17,571)	(111,314)
Sales	(52)	—	—	(52)

Balance - Dec 31, 2018	577,036	120,060	118,338	815,434

GAS (MMcf)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2017	1,644,235	587,922	94,405	2,326,562
Extensions and Discoveries	704,135	79,394	55,274	838,803
Purchases	906	—	—	906
Revisions	(239,204)	(38,892)	(21,933)	(300,029)
Production	(216,538)	(119,286)	(16,595)	(352,419)
Sales	(41)	—	—	(41)

Balance - Dec 31, 2018	1,893,493	509,138	111,151	2,513,782

TOTAL BOE (Mboe)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2017	810,787	239,476	124,723	1,174,986
Extensions and Discoveries	240,322	35,849	26,338	302,509
Purchases	331	—	—	331
Revisions	(63,451)	(16,007)	6,139	(73,319)
Production	(95,312)	(54,402)	(20,337)	(170,051)
Sales	(59)	—	—	(59)

Balance - Dec 31, 2018	892,618	204,916	136,863	1,234,397

Proved developed reserves:

Oil + NGL’s (Mbbls)	498,058	110,516	106,429	715,003
Gas (Mboe)	271,067	79,355	15,891	366,313

Balance - Dec 31, 2018 (Mboe)	769,125	189,871	122,320	1,081,316

(1)	Includes reserves attributable to noncontrolling interest in Egypt.